Exhibit 1.1
Execution Version
$300,000,000
MARINER ENERGY, INC.
8% Senior Notes due 2017
Underwriting Agreement
April 25, 2007
J.P. Morgan Securities Inc.
     As Representative of the
     several Underwriters listed
     in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
     Mariner Energy, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $300,000,000 principal amount of its 8% Senior Notes due 2017 (the “Notes”). The Notes will be issued pursuant to an Indenture to be dated as of April 30, 2007 (the “Indenture”) between the Company, the Guarantors (defined below) and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The Company’s obligations under the Notes, including the due and punctual payment of interest on the Notes, will be unconditionally guaranteed (the “Guarantees”) by Mariner Energy Resources, Inc., a Delaware corporation, Mariner LP LLC, a Delaware limited liability company, and Mariner Energy Texas LP, a Delaware limited partnership, (together the “Guarantors”). As used herein, the term “Securities” shall include the Guarantees, unless the context otherwise requires.
     The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:
     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3, as amended (File No. 333-141742), including a prospectus, relating to the Securities. Such registration statement (including the Prospectus, but excluding any prospectus included therein relating to a secondary offering of the Company’s common stock), as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary

Prospectus” means each prospectus relating to the Securities included in such registration statement (and any amendments thereto) or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Securities, and the term “Prospectus” means the prospectus relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. For purpose of the representations and warranties in Section 3, the term “Preliminary Prospectus” also refers to the preliminary Canadian offering memorandum, and the term Prospectus” also refers to the final Canadian offering memorandum.
     At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information: each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto. As used herein, the term “Time of Sale Information” means each free writing prospectus listed on Annex B hereto, together with either the preliminary prospectus dated April 23, 2007 or the preliminary prospectus dated April 24, 2007.
     2. Purchase of the Notes by the Underwriters.
     (a) The Company agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.25% of the principal amount thereof plus accrued interest, if any, from April 30, 2007 to the Closing Date. The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.
     (b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
     (c) Payment for and delivery of the Securities will be made at the offices of Akin Gump Strauss Hauer & Feld LLP in Houston, Texas at 10:00 A.M., New York City time, on April 30, 2007, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.
     (d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
     (e) The Company and the Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Underwriters of the Company or the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company and the Guarantors.
     3. Representations and Warranties of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent and warrant to each Underwriter that:
     (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.
     (b) Investment Company. Neither the Company nor any of its subsidiaries is, or after giving effect to the offering and sale of the Securities and upon application of the proceeds as described under the caption “Use of proceeds” in each Preliminary Prospectus and the Prospectus will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (c) Time of Sale Information. The Time of Sale Information at the Time of Sale did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
     (d) Issuer Free Writing Prospectus. The Company and the Guarantors (including their respective agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) each Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, does not conflict with the information contained in the Registration Statement, the Time of Sale Information or the Prospectus, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the other Time of Sale Information accompanying, or delivered or filed prior to delivery of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing

Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.
     (e) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.
     (f) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, of 1934, as amended, and the rules and regulation of the Commission thereunder (collectively, the “Exchange Act”) and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus, the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (g) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the financial condition and results of operations of the entities purported to be shown thereby on the basis stated therein, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except in each case as set forth or contemplated in the Registration Statement and the Time of Sale Information.
     (h) No Material Adverse Change. Neither the Company nor any of the Guarantors has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as (i) set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus or (ii) would not reasonably be expected to constitute, either individually or in the aggregate, a material adverse change or any development involving a prospective material adverse change, in or affecting the management, condition, financial or otherwise, stockholders’ equity, results of operations or business of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and, since such date, there has not been any material change in the stockholders’ equity or long-term debt of the Company or any Guarantor (other than issuances of restricted stock or options under the Company’s equity plans and borrowings or issuances of letters of credit under the Company’s and the Guarantors’ existing credit facility) or any Material Adverse Effect, other than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.
     (i) Organization and Good Standing. The Company and each of the Guarantors has been duly incorporated or formed and are validly existing as corporations, limited liability companies or limited partnerships, as applicable, in good standing under the laws of their respective jurisdictions of incorporation or formation, are duly qualified to do business and are in good standing as foreign corporations, limited liability companies or limited partnerships in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except such failures to qualify that would not reasonably be expected to constitute, either individually or in the aggregate, a Material Adverse Effect, and have all requisite corporate, limited liability company or partnership power and authority, as applicable, necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, as described in the Registration Statement, the Time of Sale Information and the Prospectus in all material respects, and there are no subsidiaries of the Company other than the Guarantors.

     (j) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there is no other class of equity securities of the Company issued or outstanding, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; all of the issued partnership interests, limited liability company interests or shares of capital stock, as applicable, of each Guarantor have been duly authorized and validly issued in accordance with the organizational documents of such Guarantor, and are (except for general partner interests) fully paid (to the extent required under such Guarantor’s organizational documents) and non-assessable, except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); all shares of capital stock, limited liability company interests or limited partnership interests (except for directors’ qualifying shares or interests) of the Guarantors are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than as described in the Registration Statement, the Time of Sale Information and the Prospectus.
     (k) Due Authorization—the Indenture. The Company and each Guarantor have all requisite corporate, limited liability company or partnership power and authority, as applicable, to enter into the Indenture. The Indenture has been duly and validly authorized by the Company and the Guarantors, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), by public policy, by applicable law relating to indemnification and contribution and by an implied covenant of good faith and fair dealing. The Indenture (i) is duly qualified under the Trust Indenture Act and (ii) conforms with the requirements of the Trust Indenture Act and the rules and regulations thereunder.
     (l) The Indenture. On the Closing Date, the Indenture will conform to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus.
     (m) Due Authorization – the Notes. The Company has all requisite corporate power and authority to issue and sell the Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued and delivered, and will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company, in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), by public policy, by applicable law relating to indemnification and contribution and by an implied covenant of good faith and fair dealing.
     (n) The Notes. On the Closing Date, the Notes will conform to the description thereof in the Time of Sale Information and the Prospectus.
     (o) Due Authorization – the Guarantees. Each Guarantor has all requisite corporate, limited liability company or partnership power and authority, as applicable, to issue the Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and when duly executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Underwriters contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), by public policy, applicable law relating to indemnification and contribution and by an implied covenant of good faith and fair dealing.
     (p) The Guarantees. On the Closing Date, the Guarantees will conform to the description thereof in the Time of Sale Information and the Prospectus.
     (q) Due Authorization – this Agreement. The Company and each Guarantor have all requisite corporate, limited liability company or partnership power and authority, as applicable, to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.
     (r) No Conflict. The issue and sale of the Securities and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Indenture, and this Agreement and the consummation of the transactions contemplated hereby and thereby (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the property or assets of the Company the Company or any of the Guarantors is subject, (ii) will not result in any violation of the provisions of the charter or by-laws, limited liability company agreement, partnership agreement or similar organizational document of the Company or any of the Guarantors or (iii) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Guarantors or any of their properties or assets; except, in the case of clauses (i) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing, registration or qualification with any such court or governmental agency or body having jurisdiction over the Company or any Guarantor or any of their respective properties is required for the issue and sale of the Securities or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement or the Indenture, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.
     (s) Independent Accountants. Each of Deloitte & Touche LLP, who have certified certain financial statements of the Company, whose report is incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus; and KPMG LLP, who have certified certain financial statements, which are incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus, were independent registered public accountants as required by the Act and the rules and regulations promulgated thereunder and the rules and regulations promulgated by the Public Company Accounting Oversight Board (the “Rules and Regulations”) during the periods covered by the financial statements on which they reported contained in the Registration Statement, the Time of Sale Information and the Prospectus.
     (t) Independent Reserve Engineers. Ryder Scott Company, L.P. (“Ryder Scott”), whose reports are referenced in the Registration Statement, the Time of Sale Information and the Prospectus (collectively, the “Reserve Reports”) was, as of the date of each of the Reserve Reports, and is, as of the date hereof, an independent reserve engineer with respect to the Company and Mariner Energy Resources, Inc. No information has come to the attention of the Company or, to the Company’s knowledge, to Ryder Scott, that would reasonably be expected to cause Ryder Scott to withdraw its Reserve Reports.
     (u) Reserve Reports. The oil and gas reserve estimates of the Company and its subsidiaries as of December 31, 2006, 2005 and 2004 contained in the Registration Statement, the Time of Sale Information and the Prospectus are based on estimates made in reserve reports prepared by an independent petroleum engineering firm as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, such reserve estimates fairly reflect the oil and gas reserves of the Company and its subsidiaries at the dates indicated in the Registration Statement, the Time of Sale Information and the Prospectus and are in accordance with the Commission guidelines applied on a consistent basis throughout the periods involved. The information underlying the estimates described above that was supplied to Ryder Scott for the purposes of preparing the reserve report and audit referred to above, including production and costs of operation, was true and correct in all material respects on the dates such estimates were made, and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, product price fluctuations, fluctuations of demand for such products, hurricanes, loop currents and other adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of the future net cash flows therefrom as described in the Registration Statement, the Time of Sale Information and the Prospectus and as reflected in the Reserve Reports; the estimates of such reserves and present value as described in the Registration Statement, the Time of Sale Information and the Prospectus and reflected in the Reserve Report referenced therein have been prepared in a manner that complies with the applicable requirements of the rules under the Act with respect to proved reserves.
     (v) Title to Real and Personal Property. The Company or its subsidiaries have legal, valid and defensible title to substantially all the interests in oil and gas properties underlying the Company’s estimates of its net proved reserves contained in the Registration Statement, the Time of Sale Information and the Prospectus and to substantially all other real and personal property reflected in the Registration Statement, the Time of Sale Information and the Prospectus as assets owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, the Time of Sale Information and the Prospectus or as would not be reasonably expected to have a Material Adverse Effect; and any other real property and buildings held under lease by the Company or its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries; and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases, options to lease, drilling rights and concessions or other property interests was generally consistent with standard industry practices in the areas in which the Company operates for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.
     (w) Insurance. The Company and each of the Guarantors carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.
     (x) Legal Proceedings. There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, is reasonably likely to have a Material Adverse Effect, and to the knowledge of the Company and each Guarantor, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (y) No Labor Disputes. No labor dispute by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is imminent that in either case would reasonably be expected to have a Material Adverse Effect.

     (z) ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Guarantor would have any liability; neither the Company nor any Guarantor has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Guarantor would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
     (aa) Tax Returns. The Company and each Guarantor has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon (other than those which are being contested in good faith or which, if not paid, would not reasonably be expected to have a Material Adverse Effect), and no tax deficiency has been determined adversely to the Company or any of the Guarantors that has had (nor does the Company or any Guarantor have any knowledge of any tax deficiency that, if determined adversely to the Company or any of the Guarantors would reasonably be expected to have) a Material Adverse Effect.
     (bb) Additional Obligations. Since the latest date as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus through the date hereof, and except as may otherwise be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any Guarantor has (i) issued or granted any securities (other than issuances of restricted stock or options under the Company’s equity plans), (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.
     (cc) No Violation. Neither the Company nor any of the Guarantors (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain or maintain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.

     (dd) No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
     (ee) Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
     (ff) Environmental Matters. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus and except as would not in the aggregate reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries has received any notice that has not been resolved alleging that it is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, pertaining to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations pertaining to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings under any Environmental Law against the Company, or any of its subsidiaries, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries pertaining to Hazardous Materials or under any Environmental Laws.
     (gg) Margin Rules. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

     (hh) Accuracy of Information. The statements set forth in each Preliminary Prospectus and the Prospectus under the caption “Description of senior notes,” insofar as they purport to constitute a summary of the terms of the Indenture and the Securities and under the caption “Certain United States federal income tax considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.
     (ii) No Stabilization. Prior to the date hereof, neither the Company, the Guarantors nor any of their respective affiliates nor any person acting on its or their behalf (other than you, as to whom the Company and the Guarantors make no representation) has taken any action that is designed to or that has constituted or that might reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Securities.
     (jj) Reporting Requirements. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act.
     (kk) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; (ii) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent annual or quarterly report; and (iii) are effective in all material respects to perform the functions for which they were established.
     (ll) Books and Records. The Company and each Guarantor makes and keeps accurate books and records and has devised and maintained a system of internal accounting controls which it believes is sufficient to provide reasonable assurances that (i) all material transactions are executed in accordance with its management’s general or specific authorization, (ii) all transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for its assets, (iii) access to its property and assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for items is compared with the actual levels thereof at reasonable intervals and appropriate action is taken with respect to any variances.
     (mm) Internal Controls. Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

     (nn) The Company is in compliance in all material respects with applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
     (oo) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.
     4. Further Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, covenant and agree with each Underwriter that:
     (a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
     (c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration

Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.
     (d) Notice to the Representative. The Company will advise the Representative promptly (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable commercial efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
     (e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which either the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the applicable Time of Sale Information as may be necessary so that the statements in such Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that such Time of Sale Information will comply with law.
     (f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law
     (g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (h) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable (it being understood that the Company will have until at least 405 days after the fiscal quarter in which the Closing Date occurs) an earning statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
     (i) Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.
     (j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

     (k) No Stabilization. Neither the Company nor any Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
     (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.
     (b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
     6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

     (b) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
     (c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Notes or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
     (d) No Material Adverse Change. No event or condition described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     (e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(c) and 3(e) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.
     (f) Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP and KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
     (g) Opinion and 10b-5 Statement of Counsel for the Company. Baker Botts LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative to the effect set forth in Annex A hereto.
     (h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Akin Gump Strauss Hauer & Feld LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.
     (j) Good Standing. The Representative shall have received on and as of the Closing Date evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
     (k) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     7. Indemnification and Contribution.
     (a) Indemnification of the Underwriters. The Company and each Guarantor agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Preliminary Prospectus or any other Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.
     (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Time of Sale Information or any Marketing Materials, it being understood and agreed that the only such information consists of the following: the statements regarding the concession and reallowance figures appearing in the third paragraph, and the information relating to stabilization by the Underwriters in the ninth paragraph, all appearing under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus.
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a) and (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a) and (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 7 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such

Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters on the other shall be deemed to be in the respective proportions as the net proceeds (before deducting expenses) received by the Company and the Guarantors from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors and information supplied by the Company shall also be deemed to be supplied by the Guarantors.
     (e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     (g) Indemnification of Independent Underwriter. Without limitation of and in addition to their obligations under the other paragraphs of this Section 7, the Company and each Guarantor, jointly and severally, agrees to indemnify and hold harmless Raymond James & Associates, Inc. (in the capacity described in this paragraph, the “Independent Underwriter”), its directors, officers and employees and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which the Independent Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, the Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of National Association of Securities Dealers, Inc. (the “NASD”) Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from the gross negligence or willful misconduct of the Independent Underwriter. The relative benefits received by the Independent Underwriter with respect to the offering contemplated by this Agreement shall, for purposes of Section 7(d), be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. In addition, notwithstanding the provisions of Section 7(d), the Independent Underwriter shall not be required to contribute any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity.
     8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-

counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     10. Defaulting Underwriter.
     (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
     11. Payment of Expenses.
     (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters solely in connection therewith); (v) any fees charged by rating agencies for rating the Securities; (vi) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (viii) the costs and expenses of any Independent Underwriter (as defined in Section 7(g)) and (ix) all expenses incurred by the Company and each Underwriter (substantiated as necessary for the Company to comply with the Sarbanes-Oxley Act of 2002), in each case in connection with any “road show” presentation to potential investors.
     (b) If the Company fails to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or any Guarantor to perform any agreement on their part to be performed, or the Underwriters decline to purchase the Securities because any other condition of the obligations hereunder required to be fulfilled by the Company or any Guarantor is not fulfilled, the Company and the Guarantors shall reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company and the

Guarantors shall pay the full amount thereof to the Representative for the benefit of the Underwriters.
     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, any Guarantor or the Underwriters.
     14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.
     15. Miscellaneous.
     (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-270-1063); Attention: Lawrence Landry, with a copy to Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana, 44th Floor, Houston, Texas 77002, Attention: J. Michael Chambers (fax: 713-236-0822). Notices to the Company shall be given to it at One Briar Lake Plaza, Suite 2000, 2000 West Sam Houston Parkway South, Houston, Texas 77042, Attention: General Counsel (fax: 713-954-3820), with a copy to Baker Botts LLP, One Shell Plaza, 910 Louisiana, Houston, Texas 77002, Attention: Kelly B. Rose (fax: 713-229-7996).

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, MARINER ENERGY, INC.
By:	/s/ Jesus G. Melendrez
	Name:	Jesus G. Melendrez
	Title:	Senior Vice President – Corporate Development

MARINER ENERGY RESOURCES, INC.
By:	/s/ Jesus G. Melendrez
	Name:	Jesus G. Melendrez
	Title:	Senior Vice President – Corporate Development

MARINER LP LLC
By:	Mariner Energy, Inc., its sole member

By:	/s/ Jesus G. Melendrez
	Name:	Jesus G. Melendrez
	Title:	Senior Vice President – Corporate Development

MARINER ENERGY TEXAS LP
By:	Mariner Energy, Inc., its general partner

By:	/s/ Jesus G. Melendrez
	Name:	Jesus G. Melendrez
	Title:	Senior Vice President – Corporate Development

Underwriting Agreement Signature Page

Accepted: April 25, 2007
J.P. MORGAN SECURITIES INC.
For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By	/s/ Geoffrey Benson
Authorized Signatory

Underwriting Agreement Signature Page

Schedule 1
Purchased Amounts

Underwriter	Principal Amount

J.P. Morgan Securities Inc.	$165,000,000
Goldman, Sachs & Co.	$75,000,000
BNP Paribas Securities Corp.	$20,000,000
Calyon Securities (USA) Inc.	$20,000,000
Raymond James & Associates, Inc.	$20,000,000

Total	$300,000,000

Schedule 1 - 1

Annex A
Form of Opinion of Counsel for the Company
     1. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; the Preliminary Prospectus was filed as a portion of the Registration Statement with the Commission pursuant to Rule 413(b) under the Securities Act and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and, to the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the Commission.
     2. The Registration Statement, each Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus (other than the financial statements and related schedules therein (including the notes thereto and the auditors’ reports thereon), the financial, statistical and reserve information therein, and exhibits thereto, as to which such counsel need express no opinion) appear on its face to comply as to form in all material respects with the requirements of the Securities Act; and the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act.
     3. The Company and each of the Guarantors have been duly incorporated or formed and are validly existing as corporations, limited liability companies or limited partnerships, as applicable, in good standing under the General Corporation Law of the State of Delaware, as amended, the Delaware LLC Act or the Delaware LP Act, as applicable, are duly qualified to do business and are in good standing as foreign corporations, limited liability companies or limited partnerships in each jurisdiction set forth opposite their respective names on Exhibit D to this Agreement, and have all requisite corporate, limited liability company or limited partnership power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged as described in the Registration Statement, the Time of Sale Information and the Prospectus in all material respects.
     4. The Company has an authorized capitalization described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006; all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; all shares of capital stock, limited liability company interests or limited partnership interests (except for directors’ qualifying shares or interests) of the Guarantors are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware, Texas or

Annex A - 1

Louisiana naming the Company or any Guarantor as debtor is on file as of a recent date in the office of the Secretary of State of the States of Delaware, Texas or Louisiana or (B) otherwise known to such counsel, without independent investigation, in each case other than liens in connection with the Amended and Restated Credit Agreement dated as of March 2, 2006, as amended, among the Company and Mariner Energy Resources, Inc., as Borrowers, the Lenders party thereto from time to time, as Lenders, and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender.
     5. The Company and each of the Guarantors have all requisite corporate, limited liability company or limited partnership power and authority to enter into this Agreement and the Indenture and to issue and sell to the Securities.
     6. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.
     7. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and, assuming the due authorization, execution and delivery thereof by the Trustee, is the valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, fraudulent transfer, moratorium, and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), by public policy, by applicable law relating to indemnification and contribution and by an implied covenant of good faith and fair dealing and (b) that such counsel need not express any opinion as to the enforceability of any provision of the Indenture requiring the payment of liquidated damages, special or additional interest or additional amounts.
     8. The Indenture has been duly qualified under the Trust Indenture Act.
     9. The Securities have been duly authorized by the Company and, when duly executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company and each Guarantor, as guarantor, enforceable against the Company and each Guarantor, as guarantor, in accordance with their terms, except (a) as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, fraudulent transfer, moratorium, and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), by public policy, by applicable law relating to indemnification and contribution and by an implied covenant of good faith and fair dealing and (b) that such counsel need not express any opinion as to the enforceability of any provision of the Securities requiring the payment of liquidated damages, special or additional interest or additional amounts.
     10. The Guarantees have been duly authorized by the Guarantors and when duly executed and delivered by the Guarantors in accordance with the terms of the

Annex A - 2

Indenture and upon the due execution, authentication and delivery of the Securities in accordance with the Indenture and the issuance of the Securities upon payment therefor by the Underwriters as contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, fraudulent transfer, moratorium, and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), by public policy, by applicable law relating to indemnification and contribution and by an implied covenant of good faith and fair dealing.
     11. The issue and sale of the Securities being delivered on the Closing Date by the Company, and the compliance by the Company and the Guarantors with all of the provisions of this Agreement, the Securities and the Indenture and the consummation of the transactions contemplated hereby and thereby (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement filed or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 or the Registration Statement; (b) will not result in any violation of the provisions of the certificate of incorporation, by-laws, certificate of formation, limited liability company agreement, certificate of limited partnership or agreement of limited partnership (as applicable) of the Company or any Guarantor or (c) will not result in any violation of any order, rule or regulation known to such counsel of any court or governmental agency or body under the federal laws of the United States of America, the General Corporation Law of the State of Delaware, the Delaware LLC Act and the Delaware LP Act in each case having jurisdiction over the Company or any of the Guarantors or any of their properties or assets, except with respect to clauses (a) and (c), as would not reasonably be expected to have a Material Adverse Effect.
     12. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority of the United States of America or the States of Texas, New York or Delaware is required for the execution, delivery and performance by the Company or the Guarantors of each of this Agreement and the Indenture, the issuance and sale of the Securities and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by this Agreement and the Indenture, except such as have been obtained under the Securities Act and the Trust Indenture Act, and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;
     13. The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein (including the notes thereto and the auditors’ reports thereon), the financial, statistical and reserve information therein, and

Annex A - 3

exhibits thereto, as to which such counsel need express no opinion), when they were filed with the Commission, appeared on their face to have complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;
     14. Neither the Company nor any Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, nor will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act;
     15. The statements contained in the Time of Sale Information and the Prospectus under the caption “Description of senior notes” insofar as they purport to constitute a summary of the terms of the Indenture and the Securities fairly summarize in all material respects the portions of the documents addressed thereby;
     16. Insofar as it relates to matters of law or legal conclusions, the discussion in the Time of Sale Information and Prospectus under the caption “Material United States federal income tax considerations” is accurate in all material respects as of the date of such opinion.
     17. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel has not independently verified, is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except as expressly provided in paragraphs 14 and 15 above), on the basis of the foregoing, no facts have come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that neither the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order

Annex A - 4

to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements and related schedules (including the notes thereto and the auditors’ reports thereon), financial, reserve and statistical information contained in or omitted from the Prospectus or the Preliminary Prospectus.
     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and the Guarantors and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) with respect to opinions as to the due qualification or registration of the Company and the Guarantors, state that such opinions are solely based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Exhibit C to this Agreement, (D) state that they express no opinion with respect to any permits to own or operate any real or personal property, (E) state that they express no opinion with respect to the title of the Company or any Guarantor to any of their respective real or personal property nor with respect to the accuracy or descriptions of real or personal property, and (F) state that they express no opinion with respect to state or local taxes or tax statutes to which the Company or any Guarantor may be subject.
     In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware LLC Act and the Delaware LP Act and that such counsel is not admitted in the State of Delaware.
     The opinion of Baker Botts LLP, described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex A - 5

Annex B
Time of Sale Information
     Pricing term sheet dated April 25, 2007

Annex B - 1

Annex C
Pricing Term Sheet

Annex C - 1

April 25, 2007
Mariner Energy, Inc.
Pricing Term Sheet Relating to
8% Senior Notes due 2017

Issuer:	Mariner Energy, Inc.

Security Description:	Senior Notes

Distribution:	SEC Registered

Face:	$300,000,000

Gross Proceeds:	$300,000,000

Net Proceeds to Issuer (before expenses):	$294,750,000

Coupon:	8%

Maturity:	May 15, 2017

Offering Price:	100.000%

Yield to Maturity:	8%

Spread to Treasury:	+335bps

Benchmark:	UST 4.625% due 2/15/2017

Ratings:	B3/B-

Interest Pay Dates:	May 15 and November 15

Beginning:	November 15, 2007

Equity Clawback:	Up to 35% at 108% plus accrued interest

Until:	May 15, 2010

Optional redemption:	Makewhole call @ T+50bps prior to May 15, 2012, then:

On or after:	Price:

May 15, 2012	104.000%
May 15, 2013	102.667%
May 15, 2014	101.333%
May 15, 2015 and thereafter	100.000%

Change of control:		Put @ 101% of principal plus accrued interest

Trade Date:		April 25, 2007

Settlement Date:	(T+3)	April 30, 2007

CUSIP:		56845TAF4

ISIN:		US56845TAF49

Denominations:		3,000x1,000

Bookrunners:		JPMorgan

Co-Managers:		Goldman, Sachs & Co.
BNP Paribas
Calyon Securities (USA) Inc.
Raymond James

RATIO OF EARNINGS TO FIXED CHARGES

Pro Forma
December 31,
2006 (1)
Earnings from continuing operations before fixed charges
Income before taxes	$183,872
Add: Fixed charges less capitalized interest	42,841
Earnings from continuing operations before fixed charges	226,713

Fixed Charges
Interest expense, net of capitalized interest	41,696
Add: Capitalized interest	1,528
Add: Amortization of discounts	1,146
Total Fixed Charges	$44,370

Ratio of earnings to fixed charges	5.11

(1)	As adjusted for the issuance of notes in this offering and application of the net proceeds of the offering to repay borrowings under our bank credit facility.
For the purposes of determining the ratio of earnings to fixed charges, earnings consist of income before taxes, plus fixed charges, less capitalized interest, and fixed charges consist of interest expense (net of capitalized interest), plus capitalized interest, plus amortized discounts related to indebtedness. The pro forma column is calculated giving effect to the application of the net proceeds from the offering, reflecting the net change in interest from the refinancing of indebtedness incurred under the Company’s bank credit facility with the notes.
After giving effect to this offering and the use of net proceeds therefrom, the long-term indebtedness outstanding under our Credit Facility will be $61,567,000.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-270-3994.
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